Exhibit 99.1

News Release

L.B. FOSTER REPORTS SECOND QUARTER OPERATING RESULTS

PITTSBURGH, PA, July 30, 2019 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer and distributor of products and services for transportation and energy infrastructure, today reported its second quarter 2019 operating results, which included the following performance highlights:

•Net income of $9.6 million, or $0.90 per diluted share, an increase of $0.38 per diluted share over the prior year quarter.

•Net sales of $200.9 million, an increase of 16.2% over the prior year quarter.

•Gross profit of $37.1 million, an increase of 12.3% from the prior year quarter.

•New orders and backlog decreased by 12.4% and 9.5%, respectively, from the prior year quarter.

•Net cash provided by operating activities for the quarter totaled $4.1 million.

•Net debt1 decreased by $2.0 million from March 31, 2019 to $79.1 million.

Second Quarter Results
•Second quarter net sales of $200.9 million increased by $28.0 million, or 16.2%, compared to the prior year quarter, which includes increases in each of our three business segments. Construction Products (Construction) sales increased 31.3%, Tubular and Energy Services (Tubular) sales increased 13.7%, and Rail Products and Services (Rail) sales increased 10.4% over the prior year quarter.

•Second quarter gross profit of $37.1 million increased by $4.1 million, or 12.3%, over the prior year quarter. The increase was supported by growth in each of our three segments. Gross profit margin of 18.5% was 60 basis points lower when compared to the prior year quarter. The gross profit margin was unfavorably impacted by 250 and 150 basis point reductions within our Construction and Tubular segments, respectively. These declines were partially offset by a 90 basis point improvement in Rail gross profit margin.

•Second quarter new orders were $164.1 million, a 12.4% decrease from the prior year quarter, primarily attributable to the Rail segment. This was partially offset by increased order activity within the Tubular and Construction segments when compared to the prior year quarter.

•Net income for the second quarter 2019 was $9.6 million, or $0.90 per diluted share, compared to $5.4 million, or $0.52 per diluted share, in the prior year quarter.

•Second quarter EBITDA1 (earnings before interest, taxes, depreciation, and amortization) was $17.3 million, an increase of 38.3% compared to the prior year quarter.

•Selling and administrative expenses in the second quarter decreased by $0.5 million, or 2.2%, over the prior year period, driven by a decrease in legal expenses related to the Union Pacific Railroad concrete tie litigation which was settled in the first quarter of 2019. Selling and administrative expenses as a percent of net sales decreased by 210 basis points from the prior year quarter to 11.4%.

•The Company’s income tax expense for the second quarter was $1.7 million, compared to $0.7 million in the prior year quarter. Our current quarter effective tax rate of 15.0% was lower than the federal statutory tax rate primarily due to the realization of certain tax benefits for U.S. deferred tax assets that were previously offset by a valuation allowance.

1 See "Non-GAAP Disclosures" at the end of this press release for information regarding the following non-GAAP measures used in this release: EBITDA, net debt, adjusted net income, and adjusted earnings per share.

•Net cash provided by operating activities for the quarter totaled $4.1 million compared to $5.3 million in the prior year quarter. The $1.2 million reduction in net operating cash flow is primarily a result of the $2.0 million concrete tie litigation settlement payment made in the current year quarter.

CEO Comments
Bob Bauer, President and Chief Executive Officer, commented, “The Company continued its momentum through the second quarter as we saw a 16.2% increase in sales and a 12.3% increase in gross profit over the prior year quarter. These increases were supported by growth in each of our three segments resulting from the strong backlog that we had entering the quarter. Our backlog declined in the quarter as anticipated, but remains high at $209.3 million.”

Mr. Bauer added, “Operating performance continued to improve, resulting in net income for the quarter that was significantly above the prior year. A 38.3% increase in second quarter EBITDA resulted in a 140 basis point improvement as a percentage of sales which continued to demonstrate our progress from our focus on gross profit and expense control. For the six month period, net income climbed $0.91 to $1.25 per diluted share, exceeding full year 2018 adjusted earnings1. Cash flow is expected to be weighted toward the second half of this year due to working capital needs that fueled growth in the first half."

First Six Month Results
•Net sales for the first six months ended June 30, 2019 of $351.4 million increased by $56.1 million, or 19.0%, compared to the prior year period. This growth was provided by each of our three segments, with increases of 30.4% in Construction, 16.2% in Tubular, and 15.0% in Rail.

•Gross profit increased over the prior year period by $11.0 million, or 20.0%, to $66.3 million for the six months ended June 30, 2019. The growth was attributable to increases of 23.9%, 21.6%, and 17.1% in our Tubular, Construction, and Rail segments, respectively. Gross profit margin increased by 20 basis points compared to the prior year period, which was attributable to the Tubular and Rail segments.

•New orders were $344.4 million for the six months ended June 30, 2019, a decline of 5.2%. New orders were $669.2 million for the trailing twelve months ended June 30, 2019, an increase of 7.2% from the prior twelve months ended June 30, 2018.

•Backlog was $209.3 million at June 30, 2019, a 9.5% decrease from the prior year. The decrease was attributable to the Rail segment which declined by $32.8 million, or 25.9%. The decrease was partially offset by increases in Construction segment backlog of $6.8 million, or 8.3%, and Tubular segment backlog of $4.1 million, or 18.5%.

•Net income for the six months ended June 30, 2019 was $13.3 million, or $1.25 per diluted share, compared to $3.6 million, or $0.34 per diluted share for the six months ended June 30, 2018.

•EBITDA1 for the six months ended June 30, 2019 was $27.5 million compared to $17.8 million in 2018, an increase of 54.4%.

•Selling and administrative expense increased $0.9 million, or 2.2%, for the six months ended June 30, 2019 when compared to the prior year period. The increase was primarily attributable to personnel-related expenses as well as bad debts and was partially offset by a reduction in legal expenses related to the concrete tie litigation compared to the prior year. As a percentage of sales, selling and administrative expenses declined 210 basis points compared to the prior year period to 12.7%.

•The Company’s income tax expense for the six months ended June 30, 2019 was $2.3 million, compared to $1.3 million in the prior year period. Our year-to-date effective tax rate of 14.9% was lower than the federal statutory tax rate, primarily due to the realization of certain tax benefits for U.S. deferred tax assets that were previously offset by a valuation allowance.

•Net cash used in operating activities was $9.4 million for the six months ended June 30, 2019 compared to $7.9 million provided by operating activities in the 2018 period. The use in operating cash was primarily attributable to trade working capital supporting increased sales levels during the current year.

•Total debt as of June 30, 2019 increased by $16.1 million to $91.1 million from $75.0 million as of December 31, 2018. The increase in debt is primarily a result of funding our working capital needs to support our backlog, which will be delivered in future quarters.

L.B. Foster Company will conduct a conference call and webcast to discuss its second quarter 2019 operating results and full year outlook on Tuesday, July 30, 2019 at 5:00 pm ET. The call will be hosted by Mr. Robert Bauer, President and Chief Executive Officer. Listen via audio and access the slide presentation on the L.B. Foster web site: www.lbfoster.com, under the Investor Relations page. The conference call can also be accessed by dialing 877-407-0784 (U.S. & Canada) or 201-689-8560 (International) and providing access code 13692547.

About L.B. Foster Company
L.B. Foster is a leading manufacturer and distributor of products and services for transportation and energy infrastructure with locations in North America and Europe. For more information, please visit www.lbfoster.com.

This release may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this earnings release are based on current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, L.B. Foster Company’s (the “Company’s”) expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations; the outcome of litigation and product warranty claims; decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: environmental matters, including any costs associated with any remediation and monitoring; a resumption of the economic slowdown we experienced in previous years in the markets we serve; the risk of doing business in international markets; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses and realize anticipated benefits; costs of and impacts associated with shareholder activism; a decrease in freight or passenger rail traffic; the timeliness and availability of materials from our major suppliers as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers' concerns about conflict minerals; labor disputes; the continuing effective implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, and reforms regarding the use of LIBOR as a benchmark for establishing applicable interest rates; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact these amounts; foreign currency fluctuations; inflation; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s pending exit from the European Union, including the possibility of a “no-deal Brexit;” sustained declines in energy prices; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, or as updated and amended by Item 1A “Risk Factors,” in Part II of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Investor Relations:
Judith Balog
(412) 928-3417
investors@lbfoster.com

L.B. Foster Company
415 Holiday Drive
Suite 100
Pittsburgh, PA 15220

L.B. FOSTER COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(Unaudited)		(Unaudited)
Sales of goods	$160,227	$127,093	$273,310	$218,904
Sales of services	40,706	45,797	78,092	76,440
Total net sales	200,933	172,890	351,402	295,344
Cost of goods sold	132,438	105,297	224,769	180,433
Cost of services sold	31,367	34,530	60,343	59,656
Total cost of sales	163,805	139,827	285,112	240,089
Gross profit	37,128	33,063	66,290	55,255
Selling and administrative expenses	22,855	23,368	44,772	43,826
Amortization expense	1,679	1,775	3,391	3,560
Interest expense - net	1,597	1,630	2,952	3,517
Other (income) expense - net	(252)	128	(402)	(477)
Total expenses	25,879	26,901	50,713	50,426
Income before income taxes	11,249	6,162	15,577	4,829
Income tax expense	1,685	728	2,323	1,253
Net income	$9,564	$5,434	$13,254	$3,576
Basic earnings per common share	$0.92	$0.52	$1.27	$0.35
Diluted earnings per common share	$0.90	$0.52	$1.25	$0.34
Average number of common shares outstanding - Basic	10,420	10,365	10,399	10,358
Average number of common shares outstanding - Diluted	10,642	10,484	10,598	10,477

L.B. FOSTER COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,001	$10,282
Accounts receivable - net	98,684	86,123
Inventories - net	134,448	124,504
Other current assets	6,990	5,763
Total current assets	252,123	226,672
Property, plant, and equipment - net	84,441	86,857
Operating lease right-of-use assets - net	13,235	—
Other assets:
Goodwill	19,219	19,258
Other intangibles - net	46,437	49,836
Other assets	1,355	626
TOTAL ASSETS	$416,810	$383,249
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78,538	$78,269
Deferred revenue	8,543	6,619
Accrued payroll and employee benefits	10,538	12,993
Accrued warranty	1,678	2,057
Current portion of accrued settlement	8,000	10,000
Current maturities of long-term debt	3,142	629
Other accrued liabilities	13,126	13,624
Total current liabilities	123,565	124,191
Long-term debt	87,973	74,353
Deferred tax liabilities	4,884	5,287
Long-term portion of accrued settlement	38,000	40,000
Long-term operating lease liabilities	9,901	—
Other long-term liabilities	16,266	17,299
Stockholders' equity:
Common stock	111	111
Paid-in capital	48,159	48,040
Retained earnings	128,211	114,324
Treasury stock	(16,841)	(18,165)
Accumulated other comprehensive loss	(23,419)	(22,191)
Total stockholders' equity	136,221	122,119
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$416,810	$383,249

Non-GAAP Disclosures

This earnings release discloses earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and net debt, which are non-GAAP financial measures. The Company believes that EBITDA is useful to investors as a supplemental way to evaluate the ongoing operations of the Company’s business since EBITDA enhances investors’ ability to compare historical periods as it adjusts for the impact of financing methods, tax law and strategy changes, and depreciation and amortization. In addition, EBITDA is a financial measurement that management and the Company’s Board of Directors use in its financial and operational decision-making and in the determination of certain compensation programs. The Company views net debt, which is total debt less cash and cash equivalents, as an important metric of the operational and financial health of the organization and useful to investors as an indicator of our ability to incur additional debt and to service our existing debt. Additionally, adjusted net income and adjusted earnings per share ("EPS") are non-GAAP measures, which include certain adjustments to reported GAAP net loss and diluted EPS. In 2018, the Company made adjustments to exclude in impact of the Union Pacific Railroad Concrete Tie Settlement expense.

Non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of EBITDA and net debt are presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

	(Unaudited)		(Unaudited)
EBITDA Reconciliation
Net income, as reported	$9,564	$5,434	$13,254	$3,576
Interest expense - net	1,597	1,630	2,952	3,517
Income tax expense	1,685	728	2,323	1,253
Depreciation expense	2,768	2,938	5,540	5,882
Amortization expense	1,679	1,775	3,391	3,560
Total EBITDA	$17,293	$12,505	$27,460	$17,788

	June 30, 2019	March 31, 2019	December 31, 2018

	(Unaudited)
Net Debt Reconciliation
Total debt	$91,115	$90,182	$74,982
Less cash and cash equivalents	(12,001)	(9,039)	(10,282)
Net debt	$79,114	$81,143	$64,700

Twelve Months Ended December 31,
2018
(Unaudited)
Adjusted Diluted Earnings Per Share Reconciliation
Net loss, as reported	$(31,168)
Concrete Tie Settlement expense	43,400
Adjusted net income	$12,232
Average number of common shares outstanding - Diluted, as reported	10,362
Diluted loss per common share, as reported	$(3.01)
Average number of common shares outstanding - Diluted, as adjusted	10,479
Diluted earnings per common share, as adjusted	$1.17